FOR IMMEDIATE RELEASE

          ADP REPORTS SECOND QUARTER FISCAL 2006 RESULTS;
  REVENUES GROW 9%; EPS FROM CONTINUING OPERATIONS INCREASES 31%;
        RAISES FISCAL 2006 REVENUE GUIDANCE TO 10% GROWTH;
 FISCAL 2006 EPS FROM CONTINUING OPERATIONS FORECAST IS 23% - 25% GROWTH

      ROSELAND, NJ, January 25, 2006 - Automatic Data Processing, Inc. (NYSE:ADP) reported 9% revenue growth, to $2.2 billion, and $0.47 earnings per share from continuing operations for the second fiscal quarter ended December 31, 2005, Arthur F. Weinbach, chairman and chief executive officer, announced today. On a reported basis, including stock compensation expense in the current period, pretax and net earnings from continuing operations grew 10% and 9%, respectively, and diluted earnings per share from continuing operations increased 12%. Fiscal 2006 earnings comparisons are affected by the inclusion of stock compensation expense as of July 1, 2005. On a comparable basis, including stock compensation expense in the second quarter of fiscal 2005, pretax and net earnings from continuing operations grew 25% and 26%, respectively, and diluted earnings per share from continuing operations increased 31% from $0.36 per share a year ago on fewer shares outstanding.


      On January 20, ADP sold its Brokerage Services' financial print business with annual revenues of approximately $100 million and recorded a one-time non-cash charge in the second quarter of approximately $0.02 per share to record the assets of the business at market value. The results of operations for this business, as well as the one-time non-cash charge, are reported within discontinued operations in the second quarter and in prior periods.


      Commenting on the results, Mr. Weinbach said, "The positive momentum continued in our core businesses and we are pleased with our excellent results for the second quarter. Results were ahead of our expectations, with particular strength in our Employer Services' business. Additionally, we have accelerated investments in additional sales headcount and implementation resources to fuel future growth opportunities. Revenues for Employer Services increased 10% in the quarter. New business sales, which reflect annualized recurring revenues anticipated from new orders, grew 9% in the United States and 8% worldwide, slightly below our expectations. Our sales results were particularly strong in National Accounts and Small Business Services, and while year-to-date sales have been weak internationally, our pipeline is solid. The number of employees on our clients' payrolls increased over 2%, with growth in all market segments in the United States. The number of employees on our clients' payrolls in Europe, which had been declining in previous quarters, was flat compared with the second quarter last year. Our client retention was excellent in the United States as we entered the critical calendar year-end retention period. Although slightly lower than last year's second quarter, on a year-to-date basis, we maintained last year's record client retention levels.


       "Brokerage Services' revenues grew 8% compared with last year's second quarter driven by growth in our investor communications business. Beneficial proxy and interim communications revenues grew 12% primarily due to increased mutual fund meetings and other required mutual fund communications. Strong sales in transaction reporting and electronic solutions, as well as increased volumes from existing clients, drove revenue growth of 14% in our beyond beneficial products. Back office revenues declined 6%, reflecting a decline in revenue per trade of 6% and a decline in other service revenues, partially offset by increased trade volumes of 4%.


      "Securities Clearing and Outsourcing Services' revenues were $20 million for the quarter, in line with our expectations. We continue to sign new clients and our pipeline is solid. Dealer Services' revenues grew 10%, favorably impacted by the acquisition of UK-based Kerridge Computer Company Ltd. announced last month. Claims Services' revenues grew 6% compared with last year's second quarter. Foreign currency exchange rates during the quarter reduced overall ADP revenue growth 0.5%.


      "Our interest earned on funds held for clients grew nearly 31% above last year's second quarter to $119 million, based on a very strong increase in average client funds balances of nearly 13% and a higher interest yield. Corporate cash and marketable securities were $1.9 billion at December 31, 2005.

      "As previously announced, we adopted Statement of Financial Accounting Standards (SFAS) No. 123R as of July 1, 2005, which requires the expensing of our stock compensation programs. Our second quarter results included incremental pretax stock compensation expenses, reducing earnings per share by approximately $0.05. The second quarter of fiscal 2005 results would have been lower by approximately $0.06 per share had we expensed stock compensation. For the full fiscal year, the impact of adopting SFAS No. 123R is expected to lower earnings per share by about $0.19 and would have lowered earnings per share in fiscal 2005 by $0.22. The lower dilution for the quarter, and anticipated for the year, is primarily driven by the reduction in the number of options granted to associates beginning in fiscal 2005. Stock compensation expense is reflected in our "Other" segment and not within the business segment results.


       "Our results continue to be better than expected as we moved into the second half of the year. With our core businesses executing well against plan and the additional revenues from the Dealer Services acquisition, we anticipate about 10% revenue growth for fiscal 2006, up from previous guidance of high single-digit revenue growth. We have raised the bottom end of our forecast for earnings per share from continuing operations resulting in updated guidance of $1.93 - $1.96, or 23% - 25% growth, from $1.91 - $1.96, or 22% - 25% growth, assuming stock compensation was expensed in fiscal 2005. We are increasingly confident in achieving the higher end of the range. Interest income on client funds is expected to grow to over $540 million based on over 10% anticipated growth in average client funds balances and improvement of 60 basis points in the overall yield on the client funds portfolio to about 4.0% for the full year. In addition, we continue to forecast double-digit sales growth for Employer Services, with stronger results anticipated during the second half of the year.


       "This fiscal year we have acquired over 7.6 million ADP shares for treasury for approximately $335 million reflecting our confidence in the long-term growth opportunities of our businesses," Mr. Weinbach concluded.


      The following items have been adjusted to show discontinued operations and will be posted today to the investor relations home page of our website at www.adp.com under financial data:

     o Quarterly  and  full-year  statements  of earnings for fiscal 2005
     o Statement of earnings for the first quarter of fiscal 2006
     o Tables containing fiscal 2005 quarterly detail adjusted for stock compensation expense


      An analyst conference call to review the second quarter results will be held today, Wednesday, January 25 at 1:30 p.m. EST. A live audio webcast of the call will be available to the public on a listen-only basis. To listen to the webcast go to www.adp.com and click on the webcast icon. ADP's news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.


      ADP, with $8.5 billion in revenues and approximately 590,000 clients worldwide, is one of the largest providers of a broad range of premier, mission-critical, cost-effective transaction processing and information-based business solutions.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statements of Earnings
(In millions, except per share amounts)
(Unaudited)


                                 Three Months Ended         Six Months Ended
                                    December 31,              December 31,
                                2005 (B)     2004 (C)      2005 (B)    2004 (C)
                                ---------   ---------     ---------   ---------

Revenues, other than interest
 on funds held for Employer
 Services'clients and
 PEO revenues                   $ 1,870.8   $ 1,745.4     $  3,632.6  $  3,368.6
Interest on funds held for
 Employer Services' clients         118.9        91.1          227.3       175.8
PEO revenues (A)                    163.5       133.4          319.3       258.9
                                ---------   ---------     ----------  ----------
Total revenues                    2,153.2     1,969.9        4,179.2     3,803.3
                                ---------   ---------     ----------  ----------


Operating expenses                  992.2       895.2        1,947.7     1,743.8
Selling, general and
 administrative expenses            489.0       463.4          971.1       906.6
Systems development and
 programming costs                  163.7       149.6          323.1       297.9
Depreciation and amortization        79.4        75.5          156.5       149.4
Other income, net                    (9.5)      (11.4)         (12.8)      (23.9)
                                ---------   ---------     ----------  ----------
Total expenses                    1,714.8     1,572.3        3,385.6     3,073.8
                                ---------   ---------     ----------  ----------

Earnings from continuing
 operations before income taxes     438.4       397.6          793.6       729.5


Provision for income taxes          165.3       147.5          299.2       270.6

                                ---------   ---------     ----------  ----------

Net earnings from continuing
 operations                     $   273.1   $    250.1    $    494.4  $    458.9
                                ---------   ----------    ----------  ----------

Loss from discontinued
  operations, net of benefit from
  income taxes of $7.3 and
  $0.0 for the three months
  ended December 31, 2005 and
  2004, respectively, and
  $8.1 and $0.3 for the six
  months ended December 31,
  2005 and 2004, respectively        13.4            -          14.7         0.6

                                ---------   ----------    ----------  ----------
Net earnings                    $   259.7   $    250.1    $    479.7  $    458.3
                                =========   ==========    ==========  ==========

Basic earnings per share from
 continuing operations          $    0.47   $     0.43    $     0.86  $     0.79
Basic earnings per share from
 discontinued operations            (0.02)           -         (0.03)          -
                                ---------   ----------    ----------  ----------
Basic earnings per share        $    0.45   $     0.43    $     0.83  $     0.79
                                =========   ==========    ==========  ==========

Diluted earnings per share
 from continuing operations     $    0.47   $     0.42    $     0.85  $     0.78
Diluted earnings per share
 from discontinued operations       (0.02)           -         (0.02)          -
                                ---------   ----------    ----------  ----------
Diluted earnings per share      $    0.45   $     0.42    $     0.83  $     0.78
                                =========   ==========    ==========  ==========


Dividends per common share      $  0.1850   $   0.1550    $   0.3400  $   0.2950
                                =========   ==========    ==========  ==========


(A) Net of pass-through costs of $1,719.2 and $1,352.0 for the three months ended December 31, 2005 and 2004, respectively, and $3,209.9 and $2,501.5 for the six months ended December 31, 2005 and 2004, respectively.

(B) The Consolidated Statements of Earnings for the three and six months ended December 31, 2005 reflect the results of the Company on an "as reported" basis and include incremental stock compensation expense relating to the Company's stock compensation plans of $8.0 and $16.6 in operating expenses, $20.9 and $43.5 in selling, general and administrative expenses and $8.6 and $18.0 in systems development and programming costs, respectively, as well as a related tax benefit of $10.2 and $21.3 for the three and six months ended December 31, 2005, respectively, in accordance with SFAS No. 123R, "Share-Based Payment," which the Company adopted as of July 1, 2005.

(C) The Consolidated Statements of Earnings for the three and six months ended December 31, 2004 reflect the results of the Company on an "as reported" basis and do not include incremental stock compensation expense.

In order to show the results for the three and six months ended December 31, 2005 and 2004 on a comparable basis, adjustments for incremental stock compensation expense relating to the Company's stock compensation plans are shown in the Consolidated Statements of Earnings - Comparable Basis, as Adjusted for Stock Compensation Expense for the Three & Six Months Ended December 31, 2004 that follows.


Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statements of Earnings - Comparable Basis, as Adjusted for Stock Compensation Expense for the Three & Six Months
Ended December 31, 2004
(In millions, except per share amounts)
(Unaudited)

                                       Three Months Ended             Six Months Ended
                                          December 31,                  December 31,
                                      2005 (B)       2004          2005 (B)      2004
                                      -----------------------------------------------------
                                                   Adjusted                    Adjusted
                                                   for Stock                   for Stock
                                                   Compensation                Compensation
                                                   Expense (C)                 Expense (C)



Revenues, other than interest on
 funds held for Employer Services'
 clients and PEO revenues            $  1,870.8   $  1,745.4     $  3,632.6    $  3,368.6
Interest on funds held for
 Employer Services' clients               118.9         91.1          227.3         175.8
PEO revenues (A)                          163.5        133.4          319.3         258.9
                                     ----------------------------------------------------
Total revenues                          2,153.2      1,969.9        4,179.2       3,803.3
                                     ----------------------------------------------------


Operating expenses                        992.2        905.2        1,947.7       1,764.9
Selling, general and administrative
 expenses                                 489.0        488.6          971.1         957.3
Systems development and programming
 costs                                    163.7        160.5          323.1         321.4
Depreciation and amortization              79.4         75.5          156.5         149.4
Other income, net                          (9.5)       (11.4)         (12.8)        (23.9)
                                     ----------------------------------------------------
Total expenses                          1,714.8      1,618.4        3,385.6       3,169.1
                                     ----------------------------------------------------

Earnings from continuing operations
 before income taxes                      438.4        351.5          793.6         634.2

Provision for income taxes                165.3        134.7          299.2         244.0
                                     ----------------------------------------------------
Net earnings from continuing
 operations                          $    273.1   $    216.8     $    494.4    $    390.2
                                     ----------------------------------------------------

Loss from discontinued operations,
 net of benefit from income taxes
 of $7.3 and $0.1 for the three months
 ended December 31, 2005 and 2004,
 respectively, and $8.1 and $0.6
 for the six months ended
 December 31, 2005 and 2004,
 respectively                              13.4          0.3           14.7           1.2
                                     ----------------------------------------------------
Net earnings                         $    259.7  $     216.5     $    479.7    $    389.0
                                     ====================================================


Basic earnings per share from
 continuing operations               $     0.47  $      0.37     $     0.86    $     0.67
Basic earnings per share from
 discontinued operations                  (0.02)           -          (0.03)            -
                                     ----------------------------------------------------
Basic earnings per share             $     0.45  $      0.37     $     0.83    $     0.67
                                     ====================================================


Diluted earnings per share from
 continuing operations               $     0.47  $      0.36     $     0.85    $     0.66
Diluted earnings per share from
 discontinued operations                  (0.02)           -          (0.02)            -
                                     ----------------------------------------------------
Diluted earnings per share           $     0.45  $      0.36     $     0.83    $     0.66
                                     ====================================================

Dividends per common share           $   0.1850  $    0.1550     $   0.3400    $   0.2950
                                     ====================================================



(A) Net of pass-through costs of $1,719.2 and $1,352.0 for the three months ended December 31, 2005 and 2004, respectively, and $3,209.9 and $2,501.5 for the six months ended December 31, 2005 and 2004, respectively.

(B) The Consolidated Statements of Earnings for the three and six months ended December 31, 2005 reflect the results of the Company on an "as reported" basis and include incremental stock compensation expense relating to the Company's stock compensation plans of $8.0 and $16.6 in operating expenses, $20.9 and $43.5 in selling, general and administrative expenses and $8.6 and $18.0 in systems development and programming costs, respectively, as well as a related tax benefit of $10.2 and $21.3 for the three and six months ended December 31, 2005, respectively, in accordnace with SFAS No. 123R, "Share-Based Payment," which the Company adopted as of July 1, 2005.

(C) The adjusted Consolidated Statements of Earnings for the three and six months ended December 31, 2004 include adjustments for incremental stock compensation expense relating to the Company's stock compensation plans of $10.0 and $21.1 in operating expenses, $25.2 and $50.7 in selling, general and administrative expenses and $10.9 and $23.5 in systems development and programming costs, respectively, as well as a related tax benefit of $12.8 and $26.6 for the three and six months ended December 31, 2004, respectively.

Tables showing fiscal 2005 quarterly detail, as adjusted for stock compensation expense related to the Company's stock compensation plans, are posted to the investor relations homepage of our website at www.adp.com under financial data.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)


                                         Three Months Ended       Six Months Ended
                                            December 31,            December 31,
                                        2005         2004        2005         2004
                                      ----------   ---------   ----------    ---------

Revenues for select business
 units (A)
  Employer Services                  $  1,372.5   $ 1,250.3    $  2,671.9   $  2,440.7
  Brokerage Services                      366.3       338.8         720.9        651.8
  Dealer Services                         270.0       245.8         523.8        486.1
  Securities Clearing and
   Outsourcing Services                    19.8        15.4          37.5         15.4

Pre-tax earnings for select business
 units (A)
  Employer Services                  $    309.5   $   284.9    $    581.0   $    505.2
  Brokerage Services                       53.5        50.6         106.9         91.9
  Dealer Services                          40.2        38.5          81.3         74.7
  Securities Clearing and
   Outsourcing Services                    (7.6)       (5.2)        (19.4)        (5.2)


(A) Prior year's segment results were adjusted to reflect fiscal year 2006 budgeted foreign exchange rates.



Components of Other Income, net:
--------------------------------
Interest income on corporate funds    $   (38.3)  $   (26.1)   $    (73.1)   $   (51.9)
Interest expense                           25.7        10.8          44.4         18.9
Realized losses (gains) on
 available-for-sale securities,
  net                                       3.1         3.9          15.9          9.1
                                      ---------- ----------    -----------   ---------
Total other income, net               $    (9.5)  $   (11.4)   $    (12.8)   $   (23.9)
                                      ========== ==========    ===========   ==========

Earnings per share information:
-------------------------------
Net earnings from continuing
 operations                           $   273.1   $   250.1    $    494.4    $    458.9
Net earnings                          $   259.7   $   250.1    $    479.7    $    458.3
Basic weighted average shares
 outstanding                              576.2       583.2         576.8         583.4
Basic earnings per share from
 continuing operations                $    0.47   $    0.43    $     0.86    $     0.79
Basic earnings per share              $    0.45   $    0.43    $     0.83    $     0.79


Diluted net earnings from continuing
 operations                           $   273.4   $   250.4    $    495.0    $    459.4
Diluted net earnings                  $   260.0   $   250.4    $    480.2    $    458.8
Diluted weighted average shares
 outstanding                              582.3       591.1         582.0         590.5
Diluted earnings per share from
 continuing operations                $    0.47   $    0.42    $     0.85    $     0.78
Diluted earnings per share            $    0.45   $    0.42    $     0.83    $     0.78


                                                 Three Months Ended        Six Months Ended
                                                 December 31, 2004         December 31, 2004
                                                 Comparable Basis,         Comparable Basis,
                                                 As Adjusted for Stock     As Adjusted for Stock
                                                 Compensation Expense      Compensation Expense
                                                 --------------------      --------------------


Net earnings from continuing operations           $  216.8                 $   390.2
Net earnings                                      $  216.5                 $   389.0
Basic weighted average shares outstanding            583.2                     583.4
Basic earnings per share from
 continuing operations                            $   0.37                 $    0.67
Basic earnings per share                          $   0.37                 $    0.67


Diluted net earnings from continuing
 operations                                       $  217.1                 $   390.7
Diluted net earnings                              $  216.8                 $   389.5
Diluted weighted average shares outstanding          591.1                     590.5
Diluted earnings per share from
 continuing operations                            $   0.36                 $    0.66
Diluted earnings per share                        $   0.36                 $    0.66


Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data (Continued)
(Dollars in millions, except per share amounts)
(Unaudited)


                                                          Three Months Ended           Six Months Ended
                                                              December 31,               December 31,
                                                            2005          2004          2005        2004
                                                        -----------   -----------   ------------  --------

Key Statistics:
---------------
Internal revenue growth:
     Employer Services                                          10%            7%            10%        6%
     Brokerage Services                                          9%           10%            11%       11%
     Dealer Services                                             4%            6%             4%        6%
Average investment balances at cost (in billions):
     Corporate investments                                $    4.2      $    3.7       $    4.1   $    3.8
     Funds held for clients                                   12.0          10.7           11.7       10.4
                                                         ---------      ---------    ----------  ---------
     Total                                                $   16.2      $   14.4       $   15.8   $   14.2
                                                       ===========   ===========     ==========  =========
Average interest rates earned exclusive of
     realized losses (gains) on:
     Corporate investments                                    3.67%         2.79%          3.55%     2.74%
     Funds held for clients                                   3.92%         3.39%          3.85%     3.34%
     Total                                                    3.86%         3.24%          3.78%     3.18%


Stock Compensation Impact on Diluted EPS:
-----------------------------------------
                                                        Fiscal           Fiscal          Year-Over-Year
                                                         2005           2006 (F)         Growth (F)
                                                      ----------       -----------      ------------

Diluted EPS, as reported:
     From Continuing Operations                       $     1.79
     From Discontinued Operations                              -
                                                     -----------
Diluted EPS, as reported                              $     1.79

Less: Pro forma EPS impact of stock
 compensation expense on:
     Continuing Operations                                  0.22
     Discontinued Operations                                   -
                                                    ------------
Pro forma EPS impact of stock compensation expense          0.22

Diluted EPS assuming stock compensation
  expensed in both periods:
     Continuing Operations                           $      1.57       $1.93-$1.96       23% - 25%
     Discontinued Operations                                   -          (0.02)
Diluted EPS, assuming stock                          -----------       ------------     ------------
 compensation expensed in both periods               $      1.57 (P)   $1.91- $1.94      22% - 24%
                                                     ===========       ============     ============


Diluted EPS assuming stock compensation
  not expensed in either period:
     Continuing Operations                            $    1.79        $2.12-$2.15       18% - 20%
     Discontinued Operations                                  -           (0.02)
Diluted EPS, assuming stock                         -----------        -----------      ------------
     compensation not expensed in either period      $     1.79        $2.10-$2.13 (P)   17% - 19%
                                                    ===========        ===========      ============


(F) Forecast
(P) Pro forma

Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)


                                          December 31,     June 30,
                                             2005           2005
                                          ----------     ----------
                                         (Unaudited)


Assets
-------
Cash and cash equivalents/Short-term
  marketable securities                  $  1,571.1       $  1,670.8
Securities clearing receivables             1,049.8            965.2
Other current assets                        1,794.4          1,785.6
Assets of discontinued operations              15.9             32.9
                                         ----------       ----------
 Total current assets                       4,431.2          4,454.5

Long-term marketable securities               326.4            447.9
Property, plant and equipment, net            761.9            671.4
Other non-current assets                    4,399.0          4,144.1
Funds held for clients                     19,724.7         17,897.5
                                         ----------       ----------
 Total assets                            $ 29,643.2       $ 27,615.4
                                         ==========       ==========

Liabilities and Stockholders' Equity
------------------------------------
Securities clearing payables             $    851.7       $    745.2
Other current liabilities                   1,934.6          2,048.8
Liabilities of discontinued operations         10.2              6.7
                                         ----------       ----------
 Total current liabilities                  2,796.5          2,800.7

Long-term debt                                 74.4             75.8
Other non-current liabilities               1,055.8          1,095.9
Client funds obligations                   19,860.6         17,859.2
                                         ----------       ----------
 Total liabilities                         23,787.3         21,831.6

Total stockholders' equity                  5,855.9          5,783.8
                                         ----------       ----------
 Total liabilities and
   stockholders' equity                  $ 29,643.2      $  27,615.4
                                         ==========      ===========



This release and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations, employee benefits and registered clearing agencies and broker-dealers; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; stock market activity; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.


Source:  Automatic Data Processing, Inc.

         ADP Investor Relations
         Elena Charles, 973.974.4077
         Debbie Morris, 973.974.7821
                                    #1#25#06#